Exhibit 24.2

                               POWER OF ATTORNEY


     Each person whose signature appears below authorizes James E. Perrella,
J. Frank Travis and Patricia Nachtigal, or any of them, to execute in the name of each such person who is then a trustee of Ingersoll-Rand Financing I (the "Trust") and to file a Registration Statement on Form S-3 relating to
(i) common stock, stock purchase contracts, stock purchase units, guarantees of trust preferred securities and debt securities of Ingersoll-Rand Company and (ii) trust preferred securities of the Trust, and any amendments thereto (and any additional Registration Statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) in each case necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statements, which amendments may make such changes in such Registration Statements as such attorney may deem appropriate.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on October 21, 1997.

                                         INGERSOLL-RAND FINANCING I

                                         By: /s/ PATRICIA NACHTIGAL
                                              Name: Patricia Nachtigal

                                         By: /s/ RONALD G. HELLER
                                              Name: Ronald G. Heller

                                         By: /s/ NANCY CASABLANCA
                                              Name: Nancy Casablanca